================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                    FORM 8-K



                                 CURRENT REPORT
    PURSUANT TO SECTION 13  OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 4, 1996
                Date of Report (Date of Earliest Event Reported)



                       NEWMAN COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



              NEW MEXICO                            0-013113                           85-0291974
     (State or Other Jurisdiction           (Commission File Number)                  (IRS Employer
           of Incorporation)                                                       Identification No.)



         580 WESTLAKE PARK BOULEVARD, SUITE 1100, HOUSTON, TEXAS 77079
                    (Address of Principal Executive Offices)



                                 (281) 531-1909
              (Registrant's Telephone Number, Including Area Code)




                      211 WEST WALL, MIDLAND, TEXAS 79701
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         On December 4, 1996, Newman Acquisition Corporation, a New Mexico corporation and wholly-owned subsidiary of Index, Inc., a Texas corporation ("Index"), was merged with and into Newman Communications Corporation, a New Mexico corporation (the "Registrant"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated August 12, 1996 by and among Index, Newman Acquisition Corporation, the Registrant and Little & Company Investment Securities, a Texas corporation. Under the terms of the Merger Agreement, each outstanding share of common stock of the Registrant was automatically converted into the right to receive one-fourth of one share of common stock of Index, resulting in the Registrant becoming a wholly-owned subsidiary of Index. The issuance of certain of the shares of Index common stock and the resale of the majority of the remaining shares of Index common stock were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-4 (Registration No. 333-10021) which was declared effective by the Securities and Exchange Commission on November 12, 1996.

         In connection with the transactions contemplated by the Merger Agreement, all of the Registrant's officers and directors resigned effective as of December 4, 1996. Mr. David R. Little, a director, President and Chairman of the Board of Index, has been appointed the sole director and officer of the Registrant.

         Because the Registrant is now a wholly-owned subsidiary of Index, the Registrant plans to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 12g-4 under the Exchange Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 18, 1996


                                        NEWMAN COMMUNICATIONS CORPORATION



                                        By: /s/ DAVID R. LITTLE
                                           ----------------------------------
                                              David R. Little, President





                                      3